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Exhibit 23.1

Consent of Independent Auditors—PricewaterhouseCoopers.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-39422, 33-51732 and 33-55393) of ROHN Industries, Inc. of our report dated February 20, 2002 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Peoria, Illinois
April 1, 2002

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  Exhibit 23.1